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SULLIVAN & CROMWELL

NEW YORK TELEPHONE: (212) 558-4000
TELEX: 62694 (INTERNATIONAL) 127816 (DOMESTIC)
CABLE ADDRESS: LADYCOURT, NEW YORK
FACSIMILE: (212) 558-3588 (125 Broad Street)
           (212) 558-3792 (250 Park Avenue)


                                      125 Broad Street, New York 10004-2498
                                                  ------------
                                       250 PARK AVENUE, NEW YORK 10177-0021
                    1701 PENNSYLVANIA AVE, N.W., WASHINGTON, D.C. 20006-5805
                            444 SOUTH FLOWER STREET, LOS ANGELES 90071-2901
                                              8, PLACE VENDOME, 75001 PARIS
                     ST. OLAVE'S HOUSE, 9a IRONMONGER LANE, LONDON EC2V 8EY
                                         101 COLLINS STREET, MELBOURNE 3000
                             2-1, MARUNOUCHI I-CHOME, CHIYODA-KU, TOKYO 100
                                      NINE QUEEN'S ROAD, CENTRAL, HONG KONG




                                                January 17, 1996



PaineWebber/Kidder, Peabody Government
  Money Fund, Inc.,
     60 Broad Street,
        New York, New York 10004.

Dear Sirs:

     You have requested our opinion in connection with the notice which you propose to file pursuant to Rule 24f-2 under the Investment Company Act of 1940 with respect to 571,942,790 shares of your common stock, $0.01 par value (the "Shares").

     As your counsel, we are familiar with your organization and the validity of shares of common stock.

     We advise you that, in our opinion, the Shares were legally and validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the General corporation Law of the State of Maryland, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

     We consent to the filing of this opinion with the Securities and Exchange Commission in connection with the notice referred to above. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                                Very truly yours,

                                                /s/ Sullivan & Cromwell
                                                SULLIVAN & CROMWELL